Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253148

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy the securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 24, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated February 16, 2021)

$150,000,000

Common Stock

We are offering $150,000,000 of our common stock.

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement,    % convertible senior notes due 2027, which we refer to as the convertible notes, in an aggregate principal amount of $150,000,000, plus up to an additional $22,500,000 aggregate principal amount of convertible notes that the underwriters of the concurrent notes offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent notes offering, and the completion of the concurrent notes offering is not contingent on the completion of this offering. See “The Concurrent Notes Offering.”

Our common stock is listed on the Nasdaq Global Select Market under the symbol “GPRE.” On February 23, 2021, the last reported sales price of our common stock on the Nasdaq Global Select Market was $25.16 per share.

Investing in the common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-7.

	PER SHARE	TOTAL
Public offering price	$	$
Underwriting discount (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See “Underwriting” for additional information regarding the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to $22,500,000 additional shares of our common stock on the same terms as set forth above.

Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of the shares of our common stock, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about                , 2021.

Book Running Managers

Jefferies	BofA Securities

Prospectus supplement dated                  , 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated February 16, 2021 are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of common stock to certain investors. We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.

When we refer to “Green Plains,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Green Plains Inc. and its subsidiaries, unless otherwise specified.

S-ii

SUMMARY

The items in the following summary are described in more detail later in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in the common stock. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section, and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making any investment decision.

Green Plains Inc.

Green Plains is an Iowa corporation, founded in June 2004 as a producer of low carbon fuels and has grown to be one of the leading corn processors in the world. We continue to transform from a commodity-processing business to a value-add agricultural technology company focused on creating diverse, non-cyclical, higher margin feed ingredients, specialty alcohols and renewable feedstocks. In addition, we are currently undergoing a number of project initiatives to improve our operating margins. Through our Project 24 initiative, we anticipate reductions in operating expense per gallon across our non-ICM plants through lower chemical use by an estimated 15%, water requirements by an estimated 10% and increased renewable corn oil recovery by an estimated 10%, while also reducing each of gas and power use by an estimated 20%. United States Pharmacopeia, or USP, upgrades and planned Grain Neutral Spirits, or GNS, upgrades are expected to provide additional improvements to our financial results. Additionally, through our Ultra-High Protein initiative, we expect to produce various Ultra-High Protein and novel feed ingredients targeting the pet, poultry, aquaculture and dairy industries further increasing margin per gallon.

Additionally, we have taken advantage of opportunities to divest certain assets in recent years to reallocate capital toward our current growth initiatives. We are focused on generating stable operating margins through our business segments and risk management strategy and expanding our focus on specialty alcohols and high value protein ingredients. We own and operate assets throughout the ethanol value chain: upstream, with grain handling and storage; through our ethanol production facilities; and downstream, with marketing and distribution services to mitigate commodity price volatility.

Recent Developments

Fluid Quip Technologies

We recently completed the purchase of a majority interest in Fluid Quip Technologies, LLC (“Fluid Quip”) in combination with Ospraie Management and funds and accounts managed by BlackRock. The acquisition capitalizes on the core strengths of each company to develop and implement proven, value-added agriculture, food and industrial biotechnology systems and rapidly expand installation and production across our facilities, as well as offer these technologies to partnering biofuel facilities. We believe the partnership will also help accelerate the installation of Ultra-High Protein technology across Green Plains’ platform, amplify our production capabilities and further expand product offerings to accelerate the growth of Optimal Aquafeed’s precision aquaculture solutions, leveraging previously announced partnerships with Novozymes and Hayashikane. We will look to deploy a number of Fluid Quip’s advancing technologies in sustainable high proteins, renewable corn oil and Clean Sugar Technology (CST™) throughout our platform beginning in 2021. The Fluid Quip IP portfolio has application throughout our platform:

Ultra-High Protein

We believe that the world will continue to increase its demand for protein for human consumption, driving the need to produce larger amounts of high protein feed for animals and aquaculture. With new technologies introduced in the ethanol industry, we believe that ethanol production facilities can increasingly become high-protein feed producers. We began production of Ultra-High Protein in 2020 using Fluid Quip’s patented Maximized Stillage Co-products (MSC™) and are beginning to deploy this technology at additional locations in an effort to capture higher co-product returns.

The Ultra-High Protein installation at our Wood River plant began during the third quarter 2020 with shipments expected to begin in the third quarter of 2021. We anticipate that additional locations will be completed over the course of the next several years. Through our Ultra-High Protein initiative, we expect to produce feed ingredients with protein concentration of 50% or greater, as well as other higher value products, such as post-MSC™ distillers grains. As we improve protein concentration in our feed ingredients, we expect margins on those products to also improve.

We recently announced that development efforts between Green Plains, Fluid Quip Technologies and other innovation partners have led to the production of 58% sustainable Ultra-High Protein at Green Plains’ Shenandoah, Iowa biorefinery. The breakthrough development was achieved using Fluid Quip’s proprietary MSC™ Protein technology and improved operating parameters. The company has delivered initial quantities of the new product to its pet food partners for use in formulation and palatability studies to confirm improved taste and nutritional characteristics.

Clean Sugar Technology

New growth in clean sugars is being driven by biologic focused companies that use glucose and dextrose as feedstock for their bio-processes. We believe this is driving growth in clean sugar demand of 7 to 14 billion pounds, increasing total demand to as much as 28 billion pounds in 2030.

Fluid Quip is leveraging our York, Neb. Innovation Center to validate and develop technologies, beginning with Fluid Quip’s patented CST system. The Fluid Quip technology is designed to enable conversion of existing plants at a lower cost than that required to build a new wet mill. The York Innovation Center is comprised of pilot and industrial scale fermentation systems that have been utilized for various functions including sugar based cellulosic fuel developments, algae production, yeast fermentation processes, as well as antimicrobial scale up for third party customers. An analytics lab allows for rapid testing of process yields and efficiencies. Additionally, the facility has downstream separation equipment which is ideal for testing enhancements to the CST system, as well as the MSC™ technology.

We estimate that by converting ethanol capacity to CST we can improve margins. We recently announced that production of dextrose and glucose with Fluid Quip’s CST system was anticipated to begin at the York Innovation Center during the first quarter of 2021. We estimate that initial quantities from the York Innovation Center could reach approximately 2.5 million pounds per year. We anticipate modifying one or more biorefineries to the CST system, to meet anticipated customer demand.

We believe the CST system will provide industrial quantities of carbohydrate feedstock for manufacturing applications in the growing biochemical, renewable chemicals and synthetic biology industries at more competitive prices and with a lower carbon intensity than other technologies today, improving overall margins and profitability.

Specialty Alcohol

Consumer demand for sanitizers and disinfectants has vastly accelerated with the ongoing COVID-19 pandemic and heightened awareness of infection prevention. While the pandemic was an initial catalyst for the growing demand for cleaning products and sanitizers, we believe this demand may continue as a result of the events of the past year, which have impacted how consumers and the industry alike perceive the role and need of cleaning products.

Industrial-grade alcohol is produced by further distillation processing of our 200-proof alcohol. Further distillation removes impurities from fuel-grade ethanol to allow for production of industrial-grade alcohol which can be used as an ingredient for various cleaners, sanitation and disinfectant products.

Industrial-grade alcohol is currently produced at our Wood River and York facilities, with a portion of our Wood River biorefinery producing food chemical codex (FCC) grade industrial alcohol and our York biorefinery producing USP. Our York facility is in the process of being upgraded to GNS grade alcohol and will produce USP grade alcohol during construction. A portion of our Wood River facility is also being upgraded to USP grade alcohol. Upon completion, we expect to have annual capacity of 50 million gallons of GNS grade and 25 million gallons of USP grade alcohol. Alcohol production will enable use in both pharmacy grade alcohol and beverage alcohol. For the year ended December 31, 2020, we received premiums over fuel grade biofuel for our industrial alcohol of approximately $1.00 per gallon.

Renewable Corn Oil

Corn oil systems extract non-edible corn oil from the thin stillage evaporation process immediately before the production of distillers grains. Industrial uses for corn oil include feedstock for renewable diesel, biodiesel and livestock feed additives.

Our historical systems extract approximately 0.8 pounds of corn oil per bushel of corn ground. As we implement the Fluid Quip MSC™ technology and other corn oil recovery enhancements across our platform, we expect to increase our corn oil production. Once these technologies are implemented across our platform, we believe the increase in our corn oil production capacity could improve by as much as 50%. Moreover, we believe additional technologies available through our Fluid Quip acquisition could further increase yields.

Industry analysts predict a significant shift from petroleum diesel to renewable diesel over the course of the next 10 years. We expect corn oil pricing to increase as a result of growth in the renewable diesel industry, which could contribute to improved margins, particularly as we roll out the MSC™ technology across our platform.

Carbon Sequestration

On February 18, 2021, we announced that three of our biorefineries entered into a long-term carbon offtake agreement with Summit Carbon Solutions (SCS), a subsidiary of Summit Agricultural Group. SCS concurrently announced a carbon capture and sequestration project that will create the infrastructure to transport CO2 from Iowa to North Dakota for deposit into geologic storage. Capturing and storing carbon is widely viewed as a key technology for reducing greenhouse gas emissions and combatting climate change. With this announcement, the biorefineries attached to the pipeline can reduce the carbon footprint of their biofuels. In addition, our Ultra-High Protein, renewable corn oil and other sustainable products will become low carbon ingredients for aquaculture, pet food, dairy and poultry companies and low carbon feedstocks for renewable diesel.

We plan initially to connect our biorefineries at Fairmont, Minn., Fergus Falls, Minn. and Superior, Iowa, and have the option to expand to additional locations as the pipeline network grows. When completed, SCS is expected to have infrastructure capable of capturing and sequestering 10 million tons of carbon dioxide annually, the equivalent of removing over two million cars from the road each year. By capturing and sequestering the carbon dioxide from our biorefineries, we believe we will be able to reduce our CI score by as much as 50% and position our renewable fuels for low carbon markets globally.

We have the right to make an investment in SCS to help fund the development of the project and anticipate the pipeline to begin operation in late 2024. As the pipeline progresses, we have the option to continue our investments in SCS, potentially benefitting from the ownership in the overall pipeline, in addition to the direct biorefinery margin benefits. SCS will be responsible for pipeline construction, operation, carbon dioxide sequestration and all reporting requirements.

With these various initiatives, we believe our transformation to the “Biorefinery of the Future” is well underway. At our Shenandoah biorefinery which has the MSC technology, we are achieving, per bushel, biofuel yields at approximately 2.9 gallons, renewable corn oil yields of approximately 1.0 pounds, Ultra-High Protein of approximately 3.5 pounds, with approximately 11.3 pounds of post MSC dried distillers grains. While considerable work remains to complete the transition, upon full implementation at our Biorefinery of the Future, our goal is to achieve production per bushel of approximately 2.9 gallons of biofuel and/or industrial alcohol, or 35 to 38 pounds of glucose/dextrose with CST; greater than 1.2 pounds of renewable corn oil; approximately 11.3 pounds of post MSC™ dried distillers grains; and approximately 3.5 pounds of Ultra-High Protein. Full implementation of our transition to the Biorefinery of the Future is subject to numerous risks identified in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and included in the “Risk Factors” section of this prospectus supplement, including “Risk Factors—Risks Relating to Recent Developments in Our Business—We may be affected by our ongoing transformation strategy.”

Executive Offices

Our executive offices are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, and our telephone number is (402) 884-8700. Our website is www.gpreinc.com. Information contained on our website is not a part of this prospectus.

Concurrent Notes Offering

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement,     % convertible senior notes due 2027, which we refer to as the convertible notes, in an aggregate principal amount of $150,000,000, plus up to an additional $22,500,000 aggregate principal amount of convertible notes that the underwriters of the concurrent notes offering have the option to purchase from us. The completion of this offering is not contingent on the completion of the concurrent notes offering, and the completion of the concurrent notes offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent notes offering will be consummated on the terms described in this prospectus supplement, if at all. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the convertible notes, or the shares of common stock, if any, issuable upon conversion of the convertible notes, we are offering in the concurrent notes offering. See “The Concurrent Notes Offering.”

THE OFFERING

The summary below describes the principal terms of the shares of common stock. Certain descriptions below are subject to important exceptions and/or limitations. The “Description of Common Stock” section of the accompanying prospectus contains a more detailed description of the terms and conditions of the common stock. For purposes of this section, references to” Green Plains”, “the Company”, “we”, “our” and “us” refer only to Green Plains Inc. and not to its subsidiaries, unless the context requires otherwise. Unless otherwise specified, we assume throughout this prospectus supplement that the underwriters will not exercise their option to purchase additional shares.

Issuer	Green Plains Inc., an Iowa corporation.

Common stock offered by us	shares of our common stock.

Common stock to be outstanding Immediately after this offering	shares (or shares if the underwriters exercise in full their option to purchase additional shares).

Option to purchase additional shares	We have granted the underwriters an option exercisable for a period of 30 days to purchase up to additional shares of our common stock.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will equal approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional shares in full). We estimate that the net proceeds to us from the concurrent notes offering of convertible notes described below, if it is consummated, will be approximately $ million (or approximately $ million if the underwriters of the concurrent notes offering fully exercise their option to purchase additional convertible notes), after deducting the underwriting discounts and commissions and our estimated offering expenses.

We intend to use the net proceeds from this offering for general corporate purposes and any remaining balance from this offering and, if it is consummated, the concurrent notes offering, to repurchase approximately $ million of the $170.0 million aggregate principal amount of our 4.125% convertible notes due 2022, which we refer to as the 2022 notes, in privately negotiated transactions effected through one of the underwriters or its affiliate, as our agent and to repay the outstanding balance of the 2022 notes at their maturity date. See “Use of Proceeds.”

Concurrent Notes Offering	Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, % convertible senior notes due 2027, which we refer to as the convertible notes, in an aggregate principal amount of $150,000,000, plus up to an additional $22,500,000 aggregate principal amount of convertible notes that the underwriters of the concurrent notes offering have the option to purchase from us.

The completion of this offering is not contingent on the completion of the concurrent notes offering, and the completion of the concurrent notes offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent notes offering will be consummated on the terms described in this prospectus supplement, if at all. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the convertible notes, or the shares of common stock, if any, issuable upon conversion of the convertible notes, we are offering in the concurrent notes offering prospectus supplement. See “The Concurrent Notes Offering.”

Risk Factors	Before deciding whether to invest in this offering, you should carefully consider the risks described under “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement, including our financial statements and the notes thereto.

The Nasdaq Global Select Market Symbol for	Our Common Stock Our common stock is quoted under the symbol “GPRE” on The Nasdaq Global Select Market.

The number of shares of common stock to be outstanding after this offering is based on 35,657,344 shares outstanding as of December 31, 2020 and excludes as of that date:

∎	552,319 shares of common stock issuable upon the settlement of performance share awards;

∎	2,035,917 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan;

∎	275,000 warrants exercisable at $22 and expiring December 8, 2025;

∎	2,275,000 warrants exercisable at $22 and expiring February 9, 2026;

∎	13,448,681 shares of common stock that may be issuable upon conversion of our outstanding convertible notes; and

∎	the shares of common stock that may be issuable upon conversion of the notes being offered by us in the concurrent notes offering.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding warrants after December 31, 2020 or vesting and settlement of restricted stock units and no exercise by the underwriters pursuant to this offering of their option to purchase up to an additional shares of our common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained and incorporated by reference in this prospectus supplement before deciding whether to purchase the common stock. You should carefully consider, among other things, the matters discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports subsequently filed by us with the SEC, each of which is incorporated by reference herein. See “Incorporation of Documents by Reference.” The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that our management currently deems immaterial also may impair our business operations. If any of the risks described below were to occur, our business, financial condition, operating results and cash flows could be materially adversely affected. In such an event, the market price of our common stock could decline and you could lose all or part of your investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Information Regarding Forward-Looking Statements.”

Risks Relating to Recent Developments in Our Business

We may be affected by our ongoing transformation strategy.

We are undergoing a number of project initiatives to improve margins as part of our ongoing transformation strategy, including the Project 24 initiative and increased investment into UHP animal feed ingredients, renewable corn oil, CST, specialty alcohols and carbon sequestration. In connection with these initiatives, we have entered into several new strategic relationships, including our acquisition of Fluid Quip Technologies, our strategic transaction with Blackrock and Ospraie Management, our carbon sequestration project with Summit Carbon Solutions, and our exclusive partnerships with Hayashikane and Novozymes. To date we have limited experience pursuing and implementing any of these initiatives and strategic transactions, and you have limited information upon which to evaluate their potential impact on our business. Any one or more of these initiatives or strategic transactions may be unsuccessful for a number of reasons, including but not limited to:

∎	the inability to timely and cost effectively execute the transition of our plants to produce these higher margin products;

∎	changes in the overall financial model based on underlying assumptions ,including demand, yields and expected margins;

∎	higher than expected costs, operating or construction, as well as construction and/or equipment delays;

∎	the inability to obtain necessary funding;

∎	introduction of new products or technologies by our competitors; and

∎	material breaches of our agreements by our strategic partners and the inability to protect our rights under those agreements.

Our failure to achieve the intended financial results associated with our transformation strategies could have an adverse effect on our business, financial condition or results of operations.

Risks Relating to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion in the application of the net proceeds from this offering and the net proceeds from the concurrent notes offering, if completed, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, and the net proceeds from the concurrent notes offering, if completed, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds from this offering and, if it is consummated, the concurrent notes offering, to repurchase our outstanding 2022 notes, with the remainder to be used for general corporate purposes. However, our management will retain broad discretion for the use of the proceeds. If we do not apply the net proceeds from this offering and the net proceeds from the concurrent notes offering, if completed, in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If securities analysts stop publishing research or reports about us or our business or if they downgrade our common stock, the market price of our common stock could decline.

The market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. If any analyst who covers us downgrades our stock or lowers its future stock price targets or estimates of our operating results, our stock price could decline rapidly. Furthermore, if any analyst ceases to cover our company, we could lose visibility in the market, which in turn could cause the market price of our common stock to decline.

Future sales of our common stock in the public market could lower the market price for our common stock.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock are reserved for issuance upon the exercise of stock options and upon the conversion of the notes and our other convertible securities. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Risks Relating to the Concurrent Notes Offering

The issuance of shares of our common stock upon conversion of the convertible notes will dilute the ownership interests of our stockholders and could depress the trading price of our common stock.

Upon conversion of the convertible notes being offered in the concurrent notes offering, we will satisfy part or all of our conversion obligation in shares of our common stock, unless we elect to settle conversions solely in cash. The issuance of shares of our common stock upon conversion of the convertible notes will dilute the ownership interests of our stockholders, which could depress the trading price of our common stock. In addition, the market’s expectation that conversions may occur could depress the trading price of our common stock even in the absence of actual conversions. Moreover, the expectation of conversions could encourage the short selling of our common stock, which could place further downward pressure on the trading price of our common stock.

Hedging activity by investors in the convertible notes could depress the trading price of our common stock.

We expect that many investors in the convertible notes being offered in the concurrent notes offering, including potential purchasers of the convertible notes following the concurrent notes offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the convertible notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock. This market activity, or the market’s perception that it will occur, could depress the trading price of our common stock.

This offering is not conditioned on the consummation of any other financing, including the concurrent notes offering.

We intend to use the net proceeds of this offering, together with the proceeds from the concurrent notes offering, if completed, as described in “Use of Proceeds” herein and in the prospectus supplement related to the concurrent notes offering. However, neither the completion of this offering nor of the concurrent notes offering is contingent on the completion of the other, so it is possible that this offering occurs and the concurrent notes offering does not occur, and vice versa. If we do not complete the concurrent notes offering or the size of the concurrent notes offering is smaller than that assumed in this prospectus supplement, our aggregate net proceeds from the offerings, and therefore the length of time we will be able to fund our operations may decrease. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the concurrent notes offering. We cannot assure you that the concurrent notes offering will be completed on the terms described herein, or at all.

Certain provisions in the indenture governing the convertible notes could delay or prevent an otherwise beneficial takeover or takeover attempt of us.

Certain provisions in the convertible notes and the indenture governing the convertible notes could make it more difficult or more expensive for a third party to acquire us. For example, if a takeover constitutes a “fundamental change, holders of the convertible notes will have the right to require us to repurchase their notes in cash. In addition, if a takeover constitutes a make-whole fundamental change, we may be required to increase the conversion rate for holders who convert their convertible notes in connection with such takeover. In either case, and in other cases, our obligations under the convertible notes and the indenture governing the convertible notes could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

We may not have the ability to raise the funds necessary to pay interest on the convertible notes, to repurchase the convertible notes upon a fundamental change or to settle conversions of the convertible notes in cash.

The convertible notes bear interest semi-annually at a rate of     % per year. In addition, in certain circumstances, we are obligated to pay special interest on the convertible notes. If a fundamental change occurs, holders of the convertible notes may require us to repurchase all or a portion of their convertible notes in cash. Furthermore, upon conversion of any convertible notes, unless we elect to deliver solely shares of our common stock to settle the conversion (excluding cash in lieu of delivering fractional shares of our common stock), we must make cash payments in respect of the convertible notes. Any of the cash payments described above could be significant, and we may not have enough available cash or be able to obtain financing so that we can make such payments when due. If we fail to pay interest on the convertible notes, repurchase the convertible notes when required or deliver the consideration due upon conversion, we will be in default under the indenture governing the convertible notes.

The accounting method for convertible debt securities that may be settled in cash, such as the convertible notes we are offering, could have a material effect on our reported financial results.

Pursuant to Financial Accounting Standards Board Accounting Standards Codification Subtopic 470-20, Debt with Conversion and Other Options (“ASC 470-20”), an entity must separately account for the liability and equity components of convertible debt instruments whose conversion may be settled entirely or partially in cash (such as the convertible notes we are offering in the concurrent notes offering) in a manner that reflects the issuer’s economic interest cost for non-convertible debt. The liability component of the convertible notes we are offering may initially be valued at the fair value of a similar debt instrument that does not have an associated equity component and may be reflected as a liability in our consolidated balance sheet. The equity component of the convertible notes we are offering may be included in the additional paid-in capital section of our stockholders’ equity on our consolidated balance sheet, and the value of the equity component may be treated as original issue discount for purposes of accounting for the debt component. This original issue discount maybe amortized to non-cash interest expense over the term of the convertible notes, and we may record a greater amount of non-cash interest expense in current periods as a result of this amortization. Accordingly, we may report lower net income in our financial results because ASC 470-20 requires the interest expense associated with the convertible notes to include both the current period’s amortization of the debt discount and the convertible notes’ coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the convertible notes. However, in August 2020, the Financial Accounting Standards Board published an Accounting Standards Update, which we refer to as ASU 2020-06, eliminating the separate accounting for the debt and equity components as described above. ASU 2020-06 will be effective for SEC-reporting entities for fiscal years beginning after December 15, 2021 (or, in the case of smaller reporting companies, December 15, 2023), including interim periods within those fiscal years. However, early adoption is permitted in certain circumstances for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. When effective or should we choose to early adopt, we expect the elimination of the separate accounting described above to reduce the interest expense that we expect to recognize for the convertible notes for accounting purposes.

We compute diluted EPS by dividing net income on an if-converted basis, adjusted to add back net interest expense related to the convertible debt instruments, by the weighted average number of shares of common stock outstanding during the relevant reporting period, adjusted to include the shares that would be issued if the convertible debt instruments were converted into shares of common stock and the effect of any outstanding dilutive securities. The application of the if-converted method reduces our reported diluted EPS. We expect that the convertible notes we are offering will be reflected in our diluted EPS pursuant to the if-converted method.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will equal approximately $     million (or approximately $     million if the underwriters exercise their option to purchase additional shares in full). We estimate that the net proceeds to us from the concurrent notes offering described below, if it is consummated, will be approximately $     million (or approximately $     million if the underwriters of the concurrent notes offering fully exercise their option to purchase additional convertible notes), after deducting the underwriting discounts and commissions and our estimated offering expenses.

We intend to use the net proceeds from this offering for general corporate purposes and any remaining balance from this offering and, if it is consummated, the concurrent notes offering, to repurchase approximately $     million of the $170.0 million aggregate principal amount of our 4.125% convertible notes due 2022, which we refer to as the 2022 notes, in privately negotiated transactions effected through one of the underwriters or its affiliate, as our agent and to repay the outstanding balance on the 2022 notes at their maturity date.

The 2022 notes bear interest at a rate of 4.125% per annum, payable semi-annually in arrears, and will mature on September 1, 2022, unless earlier redeemed, repurchased or converted.

CAPITALIZATION

The following table presents our cash and cash equivalents and our capitalization as of December 31, 2020:

∎	on an actual basis; and

∎

on an as adjusted basis to give effect to the issuance and sale of             shares of common stock in this offering (assuming no exercise of the option of the underwriters to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses; and

∎

on a pro forma as adjusted basis to give further effect to the issuance and sale of $150.0 million aggregate principal amount of the convertible notes in the concurrent notes offering (assuming no exercise of the option of the underwriters of the concurrent notes offering to purchase additional notes), after deducting the underwritings’ discounts and commissions and our estimated offering expenses, assuming the concurrent notes offering is consummated.

This table should be read in conjunction with the other information in this prospectus supplement and the documents that are incorporated by reference, including our consolidated financial statements and related notes.

	AS OF DECEMBER 31, 2020
	ACTUAL	AS ADJUSTED		PRO FORMA AS ADJUSTED
	(In thousands, except share and per share data)
Cash and cash equivalents (1)(2)	$233,860	$		$

Debt:
Principal amount of 4.125% convertible notes due 2022 (1)(2)	$170,000		$170,000	$
Principal amount of 4.000% convertible notes due 2024 (3)	115,000		115,000		115,000
Amounts outstanding under revolving credit facility of Green Plains Partners LP (4)(5)	100,000		100,000		100,000
Amount outstanding under short term notes payable and other borrowings (4)	140,808		140,808		140,808
Principal amount of % convertible senior notes due 2027 offered hereby (6)	—		—
Other (4)	45,936		45,936		45,936

Total debt	571,744		571,744

Stockholders’ equity:
Common stock, $0.001 par value per share; 75,000,000 shares authorized, 47,470,505 shares issued and 35,657,344 shares outstanding, actual; shares issued and shares outstanding, as adjusted and pro forma as adjusted	47
Additional paid-in capital (2)(3)	740,889		740,889		740,889
Retained earnings	39,375		39,375		39,375
Accumulated other comprehensive loss	(2,172)		(2,172)		(2,172)
Treasury stock, 11,813,161 shares, actual, as adjusted and pro forma as adjusted	(131,287)		(131,287)		(131,287)

Total Green Plains Inc. stockholders’ equity	646,852

Total capitalization	$1,218,596	$		$

(1)	We expect to use up to approximately $ million of the net proceeds from the concurrent notes offering to repurchase up to $ million aggregate principal amount of our 2022 notes in privately negotiated transactions effected through one of the underwriters or its affiliate, as our agent. The amounts set forth in the “pro forma as adjusted” column of the table above do not reflect these expected repurchases, including any resulting gain or loss.

(2)	The amounts shown in the table above for our 2022 notes represent their outstanding principal amount. In accordance with the accounting standards described in more detail in note (6) below, the equity and debt components of these notes are separately accounted for in our financial statements prepared in accordance with generally accepted accounting principles. As of December 31, 2020, the carrying value of the debt component of these notes was approximately $156.4 million and the carrying value of the equity component, which is reflected in additional paid-in capital in the table above, was approximately $13.6 million.
(3)	The amounts shown in the table above for our 2024 notes represent their outstanding principal amount. In accordance with the accounting standards described in more detail in note (6) below, the equity and debt components of these notes are separately accounted for in our financial statements prepared in accordance with generally accepted accounting principles. As of December 31, 2020, the carrying value of the debt component of these notes was approximately $89.1 million and the carrying value of the equity component, which is reflected in additional paid-in capital in the table above, was approximately $25.9 million.
(4)	Reflects principal amount outstanding, without deduction for debt discounts or issuance costs.
(5)	As of December 31, 2020, we owned a 48.9% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP, and public investors owned the remaining 49.1% limited partner interests. Under generally accepted accounting principles, Green Plains Partners LP is considered a variable interest entity of which we are the primary beneficiary, and, accordingly, we consolidate Green Plains Partners LP’s financial position and results of operation into our financial statements. However, the liabilities recognized as a result of consolidating Green Plains Partners LP into our financial statements do not represent additional claims on our general assets.
(6)	The amounts shown in the table above for the convertible notes we are offering in the concurrent notes offering represent their principal amount. However, applicable accounting standards require separate accounting for the debt and equity components of convertible notes that, like the convertible notes we are offering in the concurrent notes offering, can be settled partially or fully in cash upon conversion. We expect the initial carrying amount of the debt component of the convertible notes, which will be reflected as a liability on our balance sheet, may be the fair value of a similar debt instrument that does not have a conversion feature (that is, the present value of the principal and interest payments on the convertible notes, discounted using an interest rate equal to our cost of capital for straight, unconvertible debt), net of issuance costs attributable to the debt component. The excess of the net proceeds of the convertible notes over this initial liability carrying amount may be deemed to be the equity component of the convertible notes. We may record the amount of the equity component as an increase to additional paid-in capital in the stockholders’ equity section of our balance sheet and as a debt discount on the convertible notes for accounting purposes. This debt discount may be amortized into interest expense over the term of the convertible notes. As a result of this amortization, the interest expense that we expect to recognize for the convertible notes for accounting purposes may be greater than the cash interest payments we will pay on the convertible notes, which may result in lower reported net income or larger reported net loss. However, ASU 2020-06 will change the manner in which we reflect the convertible notes in our financial statements. See “Risk Factors—Risks Relating to the Concurrent Notes Offering—The accounting method for convertible debt securities that may be settled in cash, such as the convertible notes we are offering, could have a material effect on our reported financial results.”

THE CONCURRENT NOTES OFFERING

Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement,    % convertible senior notes due 2027, which we refer to as the convertible notes, in an aggregate principal amount of $150,000,000. We have granted the underwriters of the concurrent notes offering a 30-day option to purchase up to an additional $22,500,000 principal amount of convertible notes solely to cover over-allotments. We estimate that the net proceeds to us from the concurrent notes offering, if it is consummated, will be approximately $     million (or approximately $     million if the underwriters of the concurrent notes offering fully exercise their option to purchase additional convertible notes), after deducting the underwriting discounts and commissions and our estimated offering expenses.

The completion of this offering is not contingent on the completion of the concurrent notes offering, and the completion of the concurrent notes offering is not contingent on the completion of this offering. Accordingly, you should not assume that the concurrent notes offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the concurrent notes offering. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any of the convertible notes, or the shares of common stock, if any, issuable upon conversion of the convertible notes, we are offering in the concurrent notes offering prospectus supplement.

The convertible notes will be our senior, unsecured obligations and will accrue interest at a rate of     % per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021. The convertible notes will mature on March 15, 2027, unless earlier repurchased, redeemed or converted. Before September 15, 2026, noteholders will have the right to convert their convertible notes only upon the occurrence of certain events. From and after September 15, 2026, noteholders may convert their convertible notes at any time at their election until the close of business on the scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. The initial conversion rate is             shares of common stock per $1,000 principal amount of convertible notes, which represents an initial conversion price of approximately $    per share of common stock. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events. If a “make-whole fundamental change” (which will be defined in the indenture governing the convertible notes to include certain business combination transactions involving us, the delisting of our common stock and the calling of the convertible notes for redemption) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.

The convertible notes will be redeemable, in whole and not in part, for cash at our option at any time on or after March 15, 2024, subject to certain conditions. The redemption price will be equal to the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (which will be defined in the indenture governing the convertible notes to include certain change-of-control events and the delisting of our common stock) occurs, then noteholders may require us to repurchase their convertible notes for cash. The repurchase price will be equal to the principal amount of the convertible notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership, and disposition of our common stock issued pursuant to this offering to Non-U.S. Holders (as defined below) but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws, are not discussed. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations issued thereunder, administrative rulings and judicial decisions, all in effect as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, and to differing interpretations, so as to result in U.S. federal income tax considerations different from those described below. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. No rulings from the Internal Revenue Service (the “IRS”) have been or are expected to be sought with respect to the matters discussed below. The discussion below is not binding on the IRS or the courts and there can therefore be no assurance that the IRS will not take a different position concerning the tax matters described below or that any such position would not be sustained.

This summary is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

∎	U.S. expatriates and former citizens or long-term residents of the United States;

∎	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

∎	banks, insurance companies, and other financial institutions;

∎	brokers, dealers or traders in securities;

∎	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

∎	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

∎	tax-exempt organizations or governmental organizations;

∎	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

∎	tax-qualified retirement plans; and

∎	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level.

Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX OR LEGAL ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

∎	an individual who is a citizen or resident of the United States;

∎	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

∎	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

∎

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “-Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income and FATCA (as defined below), dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds the stock through a financial institution or other agent acting on the Non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to the agent, who then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion of backup withholding and FATCA below, any gain recognized by a non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a share of our common stock will not be subject to U.S. federal income tax unless:

∎

that gain is effectively connected with the conduct by such non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

∎	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

∎

we are or have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of the non-U.S. Holder’s holding period or the 5-year period ending on the date of disposition of the common stock, as the case may be.

A non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the rates applicable to U.S. persons generally. A corporate non-U.S. Holder may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder described in the second bullet point above generally will be subject to a flat 30% tax (or lower applicable income tax treaty rate) on the gain recognized on the sale, exchange, redemption, conversion or other taxable disposition of common stock (which gain may be offset by U.S.-source capital losses), even though such non-U.S. Holder is not considered a resident of the United States.

With respect to the third bullet point above, we generally would be classified as a USRPHC if (looking through certain subsidiaries) the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Although there can be no assurances in this regard, we believe that we are not a USRPHC for U.S. federal income tax purposes (currently and we do not expect to become a USRPHC in the foreseeable future).

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections are commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders.

Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated                  , 2021, among us and Jefferies LLC and BofA Securities, Inc., as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the respective number of shares of common stock shown opposite its name below:

UNDERWRITERS	NUMBER OF SHARES
Jefferies LLC
BofA Securities, Inc.

Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $     per share of common stock. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $     per share of common stock to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the underwriters. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	PER SHARE	WITHOUT OPTION	WITH OPTION
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $    , which includes $     that we have agreed to reimburse the underwriters for the fees incurred by them in connection with the offering.

Listing

Our common stock is listed under the symbol “GPRE” on The Nasdaq Global Market. Computershare Investor Services, LLC is the transfer agent and registrar for our common stock. Their address is 250 Royall Street, Canton, Massachusetts 02021, and their telephone number is (800) 962-4284.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of             shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriters’ initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 60 days after the date of the Underwriting Agreement. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

∎	offer, pledge, sell, contract to sell, sell any option or contract to purchase,

∎	purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of common stock, or

∎	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no Shares have been offered or will be offered pursuant to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Global Co-ordinator for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any Shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no Shares have been offered or will be offered to the public in the UK prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of Shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the Global Co-ordinator for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any Shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, we or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers.

The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

INCORPORATION OF DOCUMENTS BY REFERENCE

Rather than including in this prospectus supplement some of the information that we include in the documents we file with the Securities and Exchange Commission (the “SEC”), we are incorporating such information by reference, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The documents we are incorporating by reference and their respective dates of filing are:

∎	Our Annual Report on Form 10-K, filed on February 16, 2021, for the year ended December 31, 2020.

∎	Our Current Reports on Form 8-K, filed on January 27, 2021 and February 12, 2021.

∎

The description of our common stock set forth in our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 16, 2005, including any amendment or report filed with the SEC for the purpose of updating this description, including any amendment or report filed with the Commission for the purpose of updating this description, including Exhibit 4.7 of our Annual Report on Form 10-K for the year ended December 31, 2019.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, Attention: Investor Relations (or telephone: (402) 884-8700).

To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus supplement, such statements shall not be deemed incorporated in this prospectus supplement except as so modified or superseded.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering are incorporated by reference and become a part of this prospectus supplement from the date such documents are filed. Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus supplement and does not constitute a part thereof. Any statement contained in this prospectus supplement or in a document incorporated by reference is modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any subsequent filed document modifies or supersedes such statement.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Those reports are available on our website at www.gpreinc.com shortly after we file or furnish the information with the SEC. You can also find the charters of our audit, compensation and nominating committees, as well as our code of ethics in the corporate governance section of our website. The information found on our website is not part of this or any other report we file with or furnish to the SEC. Alternatively, investors may visit the SEC website at www.sec.gov to access our reports, proxy and information statements filed with the SEC.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so investors can better understand future prospects and make informed investment decisions. As such, forward-looking statements are included in this report or incorporated by reference to other documents filed with the SEC.

Forward-looking statements are made in accordance with safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations which involve a number of risks and uncertainties and do not relate strictly to historical or current facts, but rather to plans and objectives for future operations. These statements include words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “predict,” “may,” “could,” “should,” “will” and similar words and phrases as well as statements regarding future operating or financial performance or guidance, business strategy, environment, key trends and benefits of actual or planned acquisitions.

Factors that could cause actual results to differ from those expressed or implied are discussed in this prospectus supplement under “Risk Factors” or incorporated by reference. Specifically, we may experience fluctuations in future operating results due to a number of economic conditions, including: disruption caused by health epidemics, such as the COVID-19 outbreak; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions; financial market risks; counterparty risks; risks associated with changes to government policy or regulation, including changes to tax laws; risks related to acquisitions and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees and other factors detailed in reports filed with the SEC. Additional risks related to Green Plains Partners LP include compliance with commercial contractual obligations, potential tax consequences related to our investment in the partnership and risks disclosed in the partnership’s SEC filings associated with the operation of the partnership as a separate, publicly traded entity.

We believe our expectations regarding future events are based on reasonable assumptions; however, these assumptions may not be accurate or account for all risks and uncertainties. Consequently, forward-looking statements are not guaranteed. Actual results may vary materially from those expressed or implied in our forward-looking statements. In addition, we are not obligated and do not intend to update our forward-looking statements as a result of new information unless it is required by applicable securities laws. We caution investors not to place undue reliance on forward-looking statements, which represent management’s views as of the date of this report or documents incorporated by reference.

LEGAL MATTERS

The validity of our securities offered hereby will be passed on for us by Husch Blackwell LLP. Latham & Watkins LLP is counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Green Plains Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020 contains an explanatory paragraph that states that the Company completed the acquisition of Fluid Quip Technologies, LLC in 2020, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, Fluid Quip Technologies, LLC’s internal control over financial reporting associated with approximately 3% of the Company’s consolidated total assets and approximately 0% of the Company’s consolidated total revenues as of and for the year ended December 31, 2020. The audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Fluid Quip Technologies, LLC. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the Company’s method of accounting for leases in 2019 due to the adoption of ASC Topic 842, Leases.

PROSPECTUS

GREEN PLAINS INC.

COMMON STOCK

WARRANTS

DEBT SECURITIES

UNITS

We may, from time to time, issue in one or more offerings and in one or more series:

∎	shares of common stock, par value $0.001 per share;

∎	warrants for the purchase of shares of common stock;

∎	debt securities; and

∎	units consisting of two or more of the above classes or series of securities.

The securities may be offered separately or together, in separate classes or series, in amounts, at prices and on terms to be determined at the time of the offering. We will specify in an accompanying prospectus supplement the terms of the securities. We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement. See “Plan of Distribution.”

Our headquarters are located at 1811 Aksarben Drive, Omaha, Nebraska 68106. Our common stock is quoted under the symbol “GPRE” on The Nasdaq Global Market.

Investing in our securities involves risks. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should read this prospectus and the applicable prospectus supplement for the specific security being offered and any related free writing prospectus carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

THE DATE OF THIS PROSPECTUS IS FEBRUARY 16, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, using this prospectus, together with a prospectus supplement, we may offer shares of our common stock, as well as various series of debt securities and warrants, to purchase any of such securities, either individually or in units, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We also may authorize one or more free writing prospectuses to be provided to you in connection with an offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any free writing prospectus, together with the information incorporated by reference herein as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS

ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free-writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free-writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free-writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free-writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

This prospectus contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. These statements are based on current expectations which involve a number of risks and uncertainties and do not relate strictly to historical or current facts, but rather to plans and objectives for future operations. These statements include words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “predict,” “may,” “could,” “should,” “will” and similar words and phrases as well as statements regarding future operating or financial performance or guidance, business strategy, environment, key trends and benefits of actual or planned acquisitions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The forward-looking statements are made in accordance with safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations regarding future events are based on reasonable assumptions, any or all forward-looking statements in this prospectus may be based on inaccurate assumptions or not account for known or unknown risks and uncertainties, and therefore, be incorrect. Consequently, no forward-looking statement is guaranteed, and actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in this prospectus expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws.

Factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A – Risk Factors of our annual report on Form 10-K for the year ended December 31, 2020. Specifically, we may experience fluctuations in future operating results due to a number of economic conditions, including: disruption caused by health epidemics, such as the COVID-19 outbreak; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions; financial market risks; counterparty risks; risks associated with changes to government policy or regulation, including changes to tax laws; risks related to acquisitions and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees and other factors detailed in reports filed with the SEC. Additional risks related to Green Plains Partners LP include compliance with commercial contractual obligations, potential tax consequences related to our investment in the partnership and risks disclosed in the partnership’s SEC filings associated with the operation of the partnership as a separate, publicly traded entity.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or any document incorporated by reference might not occur. We caution investors not to place undue reliance on the forward-looking statements, which represent management’s views only as of the date of this prospectus or documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

References to “we,” “us,” “our,” “Green Plains,” or the “company” refer to Green Plains Inc. and its subsidiaries.

Green Plains is an Iowa corporation, founded in June 2004 as a producer of low carbon fuels and has grown to be one of the leading corn processors in the world. We continue the transition from a commodity-processing business to a value-add agricultural technology company focusing on creating additional diverse, non-cyclical, higher margin feed ingredients, specialty alcohols and renewable feedstocks for the emerging renewable diesel industry. In addition, we are currently undergoing a number of project initiatives to improve our operating margins. Through our Project 24 initiative, we anticipate reductions in operating expense per gallon across our non-ICM plants. USP upgrades and planned GNS upgrades are expected to provide additional improvements to our financial results. Additionally, through our Ultra-High Protein initiative, we expect to produce various Ultra-High Protein and novel feed ingredients targeting the pet, dairy and aquaculture industries further increasing margin per gallon.

We recently completed the purchase of a majority interest in Fluid Quip Technologies, LLC. The acquisition capitalizes on the core strengths of each company to develop and implement proven, value-added agriculture, food and industrial biotechnology systems and rapidly expand installation and production across Green Plains facilities, as well as offer these technologies to partnering biofuel facilities.

Additionally, we have taken advantage of opportunities to divest certain assets in recent years to reallocate capital toward our current growth initiatives. We are focused on generating stable operating margins through our business segments and risk management strategy and expanding our focus on specialty alcohols and high value protein ingredients. We own and operate assets throughout the ethanol value chain: upstream, with grain handling and storage; through our ethanol production facilities; and downstream, with marketing and distribution services to mitigate commodity price volatility.

We formed Green Plains Partners LP, a master limited partnership, to be our primary downstream storage and logistics provider since its assets are the principal method of storing and delivering the ethanol we produce. The partnership completed its initial public offering on July 1, 2015. As of December 31, 2020, we own a 48.9% limited partner interest, a 2.0% general partner interest and all of the partnership’s incentive distribution rights. The public owns the remaining 49.1% limited partner interest. The partnership is consolidated in our financial statements.

We group our business activities into the following four operating segments to manage performance:

∎

Ethanol Production. Our ethanol production segment includes the production of ethanol, including industrial-grade alcohol, distillers grains, Ultra-High Protein and corn oil at 12 ethanol plants in Illinois, Indiana, Iowa, Minnesota, Nebraska and Tennessee. At capacity, our facilities are capable of processing approximately 354 million bushels of corn per year and producing approximately 1.0 billion gallons of ethanol, 2.5 million tons of distillers grains and 276 million pounds of industrial grade corn oil, making us one of the largest ethanol producers in North America.

∎

Agribusiness and Energy Services. Our agribusiness and energy services segment includes grain procurement, with approximately 38.1 million bushels of grain storage capacity, and our commodity marketing business, which markets, sells and distributes ethanol, distillers grains and corn oil produced at our ethanol plants. We also market ethanol for a third-party producer as well as buy and sell ethanol, including industrial-grade alcohol, distillers grains, Ultra-High Protein, corn oil, grain, natural gas and other commodities in various markets.

∎

Food and Ingredients. Our food and ingredients segment currently includes our food-grade corn oil operations. Fleischmann’s Vinegar, one of the world’s largest producers of food-grade industrial vinegar, was also included in the food and ingredients segment until its sale on November 27, 2018. On September 1, 2019, we formed a joint venture and sold 50% of our cattle feeding operations which has the capacity to support approximately 355,000 head of cattle and grain storage capacity of approximately 24.1 million bushels. The assets and liabilities and results of operations of GPCC prior to its divesture have been reclassified as discontinued operations for all periods presented. Our continued investment in GPCC was accounted for under the equity method of accounting until its disposition in October 2020.

∎

Partnership. Our master limited partnership provides fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. The partnership’s assets include 31 ethanol storage facilities, six fuel terminal facilities and approximately 2,480 leased railcars.

Executive Offices

Our executive offices are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, and our telephone number is (402) 884-8700. Our website is www.gpreinc.com. Information contained on our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as well as information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition, results of operations or stock price could be materially adversely affected. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby primarily for general corporate purposes. We may also use a portion of the net proceeds to pay off outstanding indebtedness and/or acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

We will not receive proceeds from any sales of securities by persons other than the company, except as may otherwise be stated in any applicable prospectus supplement or free writing prospectus.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. Accordingly, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

∎	common stock;

∎	warrants to purchase common stock or debt securities of one or more series;

∎	debt securities; and/or

∎	units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

∎	designation or classification;

∎	aggregate offering price;

∎	rates and times of payment of dividends or interest, if any;

∎	redemption, conversion, exercise, exchange or sinking fund terms, if any;

∎	ranking;

∎	liquidation rights;

∎	restrictive covenants, if any;

∎	voting or other rights, if any;

∎	conversion prices, if any; and

∎	important United States federal income tax considerations.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the Registration Statement of which this prospectus forms a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 75,000,000 shares of common stock, $0.001 par value per share. As of December 31, 2020, approximately 47,470,505 shares of common stock were issued and 35,657,344 shares of common stock were outstanding, held of record by approximately 1,996 shareholders of record, not including beneficial holders whose shares are held in names other than their own.

The following descriptions of our common stock and provisions of our Second Amended and Restated Articles of Incorporation, as amended (“Articles”), and our Second Amended and Restated Bylaws (“Bylaws”), are only summaries. We encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the SEC.

Dividends, Voting Rights and Liquidation

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. Payments of dividends by our subsidiaries to Green Plains may be restricted by certain debt covenants. Future declarations of dividends are subject to approval by our board of directors and may be adjusted as business needs or market conditions change.

All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations.

Listing

Our common stock is listed under the symbol “GPRE” on The Nasdaq Global Market.

Transfer Agent and Registrar

Computershare Investor Services, LLC is the transfer agent and registrar for our common stock. Their address is 250 Royall Street, Canton, Massachusetts 02021, and their telephone number is (800) 962-4284.

Iowa Law and Certain Charter and Bylaw Provisions

The provisions of (1) Iowa law, (2) our Articles and (3) our Bylaws, discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that shareholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Iowa Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 490.1110 of the Iowa Business Corporation Act. In general, Section 490.1110 prohibits a publicly-held Iowa corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is, or the transaction in which the person became an interested shareholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 490.1110, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and, subject to certain exceptions, an “interested shareholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 10% or more of the corporation’s voting stock.

Classified Board of Directors; Removal of Directors for Cause. Our Articles and Bylaws provide that our board of directors is divided into three classes, each serving staggered three-year terms ending at the annual meeting of our shareholders. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of 66 2/3% of our outstanding voting stock. These provisions are likely to increase the time required for shareholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for shareholders to effect a change in a majority of the members of the board of directors.

Advance Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors. Our Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a shareholder before a meeting of shareholders, the shareholder must first have given timely notice of the proposal in writing to our Secretary. A shareholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event of a special meeting or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be received by the company not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made. Detailed requirements as to the form of the notice and information included in the notice are specified in the Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Special Meetings of Shareholders. Special meetings of the shareholders may be called only by our Chairman of the Board, Chief Executive Officer, President, the Board of Directors, or as otherwise allowed under the Iowa Business Corporation Act.

No Shareholder Action by Written Consent. Our Bylaws do not permit our shareholders to act by written consent, except where otherwise required by the Iowa Business Corporation Act. As a result, any action to be effected by our shareholders must be effected at a duly called Annual or Special Meeting of Shareholders.

Super-Majority Shareholder Vote Required for Certain Actions. The Iowa Business Corporation Act provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s articles of incorporation or bylaws, unless the corporation’s articles of incorporation or bylaws, as the case may be, requires a greater percentage. An affirmative vote of 66 2/3% of our outstanding voting stock is required for any amendment to, or repeal of, our Bylaws by the shareholders. Our Bylaws may be amended or repealed by a simple majority vote of the board of directors.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. Accordingly, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

General

We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select that has its principal office in the United States and a combined capital and surplus in an amount as required by applicable law. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

∎	the offering price and aggregate number of warrants offered;

∎	the currency for which the warrants may be purchased;

∎	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

∎	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

∎

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

∎

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

∎	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

∎	the terms of any rights to redeem or call the warrants;

∎	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

∎	the dates on which the right to exercise the warrants will commence and expire;

∎	the manner in which the warrant agreement and warrants may be modified;

∎	federal income tax consequences of holding or exercising the warrants;

∎	the terms of the securities issuable upon exercise of the warrants; and

∎	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

∎

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

∎	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. EST on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise of the warrants.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Accordingly, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue the senior debt securities under a senior indenture, which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to both senior indentures and the subordinated indentures. The indentures will be qualified under the Trust Indenture Act. We use the term “debenture trustee” to refer to either a senior trustee or a subordinated trustee, as applicable.

The following summaries of material provisions of senior debt securities, subordinated debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of senior indentures and subordinated indentures are identical.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities, as applicable:

∎	the title;

∎	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

∎	any limit on the amount that may be issued;

∎	whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

∎	the maturity date;

∎	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

∎

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

∎

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

∎	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

∎	the terms of the subordination of any series of subordinated debt;

∎

the aggregate amount of indebtedness that would be senior to the subordinated debt and a description of any limitation on the issuance of such additional senior indebtedness (or a statement that there is no such limitation);

∎	the place where payments will be made;

∎	restrictions on transfer, sale or other assignment, if any;

∎	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

∎	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

∎	provisions for a sinking fund, purchase or other analogous fund, if any;

∎

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

∎

whether the indenture will restrict our ability to: incur additional indebtedness, issue additional securities, create liens, pay dividends and make distributions with respect to our capital stock, redeem capital stock, make investments or other restricted payments, sell or otherwise dispose of assets, engage in transactions with shareholders and affiliates, or effect a consolidation or merger;

∎	whether the indenture will require us to maintain any asset ratios or reserves;

∎	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

∎	the procedures for any auction and remarketing, if any;

∎	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

∎	if other than dollars, the currency in which the series of debt securities will be denominated;

∎	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities; and

∎

the name of any trustee(s) and the nature of any material relationships with the trustee, the percentage of securities of the class necessary to require the trustee to take action and what indemnification the trustee may require before proceeding to enforce any liens.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless an accompanying prospectus supplement states otherwise, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under an Indenture

The following will be events of default under the indentures with respect to any series of debt securities that we may issue:

∎	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

∎	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

∎

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

∎	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and continues, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs, the principal amount and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority-in-principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority-in-principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

∎	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

∎

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve personal liability or be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

∎	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

∎

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

∎

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority-in-aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest, on the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

∎	to fix any ambiguity, defect or inconsistency in the indenture;

∎	to comply with the provisions described above under “Consolidation, Merger or Sale”;

∎	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

∎	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

∎	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

∎	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

∎

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the security holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

∎	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority-in-aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

∎	extending the fixed maturity of the series of debt securities;

∎	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

∎	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

∎	register the transfer or exchange of debt securities of the series;

∎	replace stolen, lost or mutilated debt securities of the series;

∎	maintain paying agencies;

∎	hold monies for payment in trust;

∎	compensate and indemnify the trustee; and

∎	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest, on the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

∎

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

∎	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check, which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the State of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indentures will not limit the amount of subordinated debt securities that we may issue. It also will not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities, in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, the prospectus supplement and any related free writing prospectus relating to the units will contain the information described above with regard to each of the securities that is a component of the units.

In addition, the prospectus supplement and any related free writing prospectus relating to units will describe the terms of any units we issue, including as applicable:

∎	the title of any series of units;

∎	the date, if any, on and after which the securities comprising such units may be transferable separately, and any other terms and conditions applicable to such transfers;

∎

any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units, including information with respect to any applicable book-entry procedures;

∎	whether we will apply to have such units traded on any securities exchange or securities quotation system;

∎

any material United States federal income tax consequences applicable to such units, including how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

∎	any other material terms and conditions relating to the units or to the securities included in each unit.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways, separately or together, from time to time:

∎	through dealers or agents to the public or to investors;

∎	to underwriters for resale to the public or to investors;

∎	directly to investors; or

∎	through a combination of such methods.

In addition, we may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, we may be required by the securities laws of certain states to offer and sell the common units only through registered or licensed brokers or dealers.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

∎	the name or names of any agents, dealers or underwriters;

∎	the purchase price of the securities being offered and the proceeds we or they will receive from the sale;

∎	any over-allotment options under which underwriters may purchase additional securities from us;

∎	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

∎	any public offering price;

∎	any discounts or concessions allowed or reallowed or paid to dealers; and

∎	any securities exchanges on which the securities may be listed.

We will describe the method of distribution of the securities and terms of the offering in the prospectus supplement.

We may distribute our offered securities from time to time in one or more transactions at: (1) a fixed price or prices (which may be changed), (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale, or (4) negotiated prices. Any initial public offering price and any discounts, commissions or concessions allowed or re-allowed or paid to dealers or agents may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from any selling security holders, us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the Nasdaq Stock Market or other principal market for our common stock. We may apply to list warrants or debt securities on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

Husch Blackwell LLP, Omaha, Nebraska, will provide us with an opinion as to the legal matters in connection with the securities we are offering.

EXPERTS

The consolidated financial statements of Green Plains Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2020 contains an explanatory paragraph that states that the Company completed the acquisition of Fluid Quip Technologies, LLC in 2020, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, Fluid Quip Technologies, LLC’s internal control over financial reporting associated with approximately 3% of the Company’s consolidated total assets and approximately 0% of the Company’s consolidated total revenues as of and for the year ended December 31, 2020. The audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Fluid Quip Technologies, LLC. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in the Company’s method of accounting for leases in 2019 due to the adoption of ASC Topic 842, Leases.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov, and on our website at www.gpreinc.com. The information contained on our website is not included or incorporated by reference into this prospectus. In addition, our common stock is listed for trading on The Nasdaq Global Market under the symbol “GPRE.”

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

∎	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room;

∎	obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

∎	obtain a copy from the SEC’s website or our website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents we are incorporating by reference as of their respective dates of filing are (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.	Our Annual Report on Form 10-K, filed on February 16, 2021, for the year ended December 31, 2020.

2.	Our Current Reports on Form 8-K, filed on January 27, 2021 and February 12, 2021.

3.

The description of the registrant’s common stock set forth in the registrant’s registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 16, 2005, including any amendment or report filed with the Commission for the purpose of updating this description, including Exhibit 4.7 of our Annual Report on Form 10-K for the year ended December 31, 2019.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, Attention: Investor Relations; Telephone: (402) 884-8700.

To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superseded.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities hereby are incorporated by reference and become a part of this prospectus from the date such documents are filed. Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequent filed document modifies or supersedes such statement.

$150,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies

BofA Securities

                    , 2021